Exhibit 99.1

Kalaris Reports Second Quarter 2026 Financial Results and Provides Business Updates

Patient dosing is ongoing in the Phase 1b/2 study of TH103; preliminary data anticipated in 1H 2027

Potential Phase 3 clinical trials remain on track for initiation by year-end 2027

$93.5 million in cash, cash equivalents and marketable securities as of June 30, 2026 is expected to fund operations into the fourth quarter of 2027 and through key clinical milestones

BERKELEY HEIGHTS, N.J., August 11, 2026 (GLOBE NEWSWIRE) - Kalaris Therapeutics, Inc. (Nasdaq: KLRS) (“Kalaris”), a clinical stage biopharmaceutical company dedicated to the development and commercialization of treatments for prevalent retinal diseases, today announced financial results for the second quarter ended June 30, 2026 and provided business updates.

“We made significant advances over the second quarter,” said Andrew Oxtoby, Chief Executive Officer of Kalaris Therapeutics. “We successfully manufactured new batches of clinical material and are currently dosing patients in our Phase 1b/2 study of TH103 for neovascular Age-related Macular Degeneration. We recently released expanded Phase 1a data for TH103 which continues to strengthen our confidence in potential TH103 differentiation. The additional data is consistent with the initial structural, functional and pharmacokinetic findings and reinforces our belief that TH103 has the potential to offer a best-in-class treatment option for patients with neovascular AMD.”

Business Updates

•	Recently released Phase 1a data from expanded patient cohorts that reinforce the positive BCVA, OCT, pharmacokinetic and time-to-retreatment findings observed in the original patient cohorts.

•	New manufacturing batch completed including process enhancements that have further reduced already low levels of process impurities.

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Kalaris is currently conducting a Phase 1b/2, multi-ascending dose, dose-finding study evaluating up to four monthly loading doses of TH103. The study aims to assess the safety and efficacy of repeat doses of TH103 at different dose levels and to identify the optimal dose and regimen for potential Phase 3 development. Preliminary data from the Phase 1b/2 study is expected in the first half of 2027.

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As previously announced, Kalaris expanded its leadership team with the hire of Liisa Bayko as Chief Financial Officer. Ms. Bayko brings more than two decades of experience in biotechnology finance, strategy, and capital markets, most recently serving as Managing Director and Senior Biotechnology Analyst at Evercore ISI, where she was consistently recognized as one of the industry’s top-ranked analysts covering small- and mid-cap biotechnology companies.

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As announced recently, Kalaris appointed Laurie Keating to its Board of Directors. Ms. Keating brings extensive experience as a biotechnology executive and board member to assist Kalaris in achieving its next phase of growth.

Financial Results for the Second Quarter Ended June 30, 2026

Cash, Cash Equivalents and Marketable Securities: As of June 30, 2026, Kalaris had cash, cash equivalents and marketable securities of $93.5 million, compared with cash, cash equivalents and marketable securities of $118.0 million as of December 31, 2025. The decrease in cash, cash equivalents and marketable securities was primarily a result of cash used in operating activities during the period. Kalaris expects that its cash, cash equivalents and marketable securities as of June 30, 2026 will be sufficient to fund its operations into the fourth quarter of 2027.

Research and Development Expenses: Research and development expenses were $9.0 million for the quarter ended June 30, 2026, compared with $8.4 million for the quarter ended June 30, 2025. The increase was primarily attributable to an increase in Contract Research Organization and other clinical expenses as Kalaris opened additional investigational sites and enrolled patients in its clinical program for TH103, offset by a decrease in expenses related to manufacturing and process development activities.

General and Administrative Expenses: General and administrative expenses were $3.4 million for the quarter ended June 30, 2026, compared with $3.8 million for the quarter ended June 30, 2025. The decrease was primarily attributable to decreased legal, accounting, and other professional fees.

Net Loss: For the quarter ended June 30, 2026, net loss was $11.5 million compared with a net loss of $11.4 million for the quarter ended June 30, 2025. The total number of shares of common stock outstanding as of June 30, 2026 was 23,804,981.

About TH103

TH103 is an investigational dual-targeting biologic with the potential to be best-in class for neovascular and exudative retinal diseases. TH103 was engineered by VEGF scientific discoverer Dr. Napoleone Ferrara to achieve extended intraocular retention with enhanced VEGF inhibition through optimized binding to VEGF receptor 1 ligands and concurrent heparan sulfate proteoglycan (HSPG) anchoring. It is a fully humanized, recombinant fusion protein designed for intravitreal delivery, with potential applications as a treatment for exudative and/or neovascular retinal diseases, such as neovascular Age-related Macular Degeneration (nAMD), diabetic eye disease and retinal vein occlusion. TH103 is currently being investigated in a Phase 1b/2 clinical trial in patients with nAMD.

About Kalaris

Kalaris Therapeutics is a clinical-stage biopharmaceutical company dedicated to the development and commercialization of treatments for prevalent retinal diseases. Founded by renowned scientist Dr. Napoleone Ferrara, whose pioneering research led to the development of anti-VEGF therapy, the company is committed to advancing novel therapeutic approaches for patients with sight-threatening retinal conditions with major unmet medical needs.

For more information, visit www.kalaristx.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risk and uncertainties. All statements, other than statements of historical fact, contained in this press release, including statements regarding the strategy, future operations, future financial position, plans and objectives of management of Kalaris, the therapeutic potential of TH103 for neovascular Age-

related Macular Degeneration and other exudative and neovascular retinal diseases, the anticipated timeline for reporting data from the ongoing Phase 1b/2 clinical trial of TH103 and initiating Phase 3 clinical trials, plans to advance TH103 into Phase 3 clinical trials and to develop TH103 for additional indications and the sufficiency of Kalaris’ cash resources for the period anticipated, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are based on current expectations and beliefs of the management of Kalaris as well as assumptions made by, and information currently available to, the management of Kalaris and are subject to risks and uncertainties. There can be no assurance that future developments affecting Kalaris will be those that it has anticipated. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including: risks associated with the clinical development and regulatory approval of TH103, including potential delays in the completion of clinical trials; expectations regarding the therapeutic benefits, clinical potential and clinical development of TH103; the timing of and Kalaris’ ability to enroll patients in clinical trials; whether results from preclinical studies and initial data from early clinical trials will be predictive of the final results of the clinical trials or future trials; dependence on third parties for the development and manufacture of TH103; risks related to the inability of Kalaris to obtain sufficient additional capital to continue to advance its product candidate; uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; risks related to the failure to realize any value from any product candidates being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; the ability to obtain, maintain, and protect intellectual property rights related to product candidates; changes in regulatory requirements and government incentives; Kalaris’ competitive position and expectations regarding developments and projections relating to its competitors and any competing therapies that are or become available; the risk of involvement in current and future litigation; and such other factors as are set forth in Kalaris’ public filings with the Securities and Exchange Commission, including, but not limited to, those described under the heading “Risk Factors”. Kalaris may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on its forward-looking statements. The forward-looking statements contained in this press release are made as of the date of this press release, and Kalaris does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Kalaris Therapeutics Investor Contact:

Corey Davis, Ph.D.

LifeSci Advisors, LLC

+1 212 915 2577

cdavis@lifesciadvisors.com

ir@kalaristx.com

Kalaris Therapeutics, Inc.

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Operating expenses
Research and development	$9,018	$8,440	$16,590	$14,470
General and administrative	3,368	3,816	7,629	8,140

Total operating expenses	12,386	12,256	24,219	22,610

Loss from operations	(12,386)	(12,256)	(24,219)	(22,610)
Total other income, net	871	906	1,848	1,064

Net loss	$(11,515)	$(11,350)	$(22,371)	$(21,546)

Net loss per share, basic and diluted	$(0.48)	$(0.61)	$(0.94)	$(1.89)

Weighted-average shares outstanding, basic and diluted	23,797,306	18,701,286	23,760,665	11,417,677

Kalaris Therapeutics, Inc.

Condensed Consolidated Balance Sheets

(unaudited, in thousands)

	June 30,	December 31,
	2026	2025
Assets
Current assets
Cash, cash equivalents and marketable securities	$93,538	$117,982
Other current assets	2,383	827

Total current assets	95,921	118,809

Other assets	3,618	2,927

Total assets	$99,539	$121,736

Liabilities and stockholders’ equity
Current liabilities	$8,738	$9,714
Long-term liabilities	33,129	33,208

Total liabilities	41,867	42,922

Total stockholders’ equity	57,672	78,814

Total liabilities and stockholders’ equity	$99,539	$121,736